UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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I.D. Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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I.D. Systems, Inc.

123 Tice Boulevard
Woodcliff Lake, New Jersey 07677

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2014

To the Stockholders of I.D. Systems, Inc.:

Notice is hereby given that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of I.D. Systems, Inc. (the “Company,” “we,” “our” or “us”) will be held at the offices of Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, New York, New York 10020, on Friday, June 20, 2014, at 11:00 a.m., Eastern Time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes, each of which is described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1.	To elect five (5) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until the Company’s 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To vote upon the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014;
3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation; and
4.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The meeting will begin promptly at 11:00 a.m., Eastern Time. Only holders of record of shares of our common stock at the close of business on May 19, 2014, the date fixed by our Board of Directors as the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return in the self-addressed envelope provided the enclosed proxy card as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the Board of Directors,

/s/ Ned Mavrommatis

Ned Mavrommatis
Corporate Secretary

Dated: May 28, 2014
Woodcliff Lake, New Jersey

Important Notice of Internet Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on June 20, 2014. The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, are available through the Internet at http://www.astproxyportal.com/ast/10255. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

I.D. SYSTEMS, INC.
123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY STATEMENT

Annual Meeting of Stockholders
June 20, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of I.D. Systems, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), for use at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, New York, New York 10020, on Friday, June 20, 2014, at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof.

The Board is sending the proxy materials relating to the Annual Meeting, which include this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, and proxy card, to its stockholders beginning on or about May 28, 2014. The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information.

Important Notice of Internet Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on June 20, 2014

The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, are available through the Internet at http://www.astproxyportal.com/ast/10255. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

Record Date and Outstanding Shares

The Board has fixed the close of business on May 19, 2014, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.

As of the Record Date, we had issued and outstanding 12,287,483 shares of common stock. Our common stock comprises all of our issued and outstanding voting stock.

At least ten (10) days before the Annual Meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any of our stockholders for any purpose germane to the Annual Meeting. The list will be available for inspection during ordinary business hours at our offices at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and will be made available to stockholders present at the Annual Meeting.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect five (5) directors to our Board, each to serve until our 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (iii) to approve, on an advisory basis, the Company’s executive compensation; and (iv) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on the progress of our company and an opportunity for questions of general interest to the stockholders.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) “FOR” the election of each of our nominees as a director;

(ii) “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; (iii) “FOR” the approval, on an advisory basis, of our executive compensation; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” (as hereinafter defined) are counted as present and entitled to vote for purposes of determining whether a quorum is present. A broker “non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

Shareholders of Record and Beneficial Owners

Each share of our common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of our stockholders. Cumulative voting by stockholders is not permitted. The shares to be voted include shares of our common stock that are (i) held of record directly in a stockholder’s name and (ii) held for stockholders in “street name” through a broker, bank or other nominee. If your shares are registered directly in your name with the Company’s stock transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “shareholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares.

If you hold your shares of our common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. Therefore, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm. The Company believes that all of the other proposals to be voted upon at the meeting will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and, consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

Holders of our common stock will not have any rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting.

Vote Required

For the election of directors, a plurality of the votes cast is required. Since the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes FOR the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker “non-votes” are not considered for the purpose of the election of directors.

The ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm and the advisory (non-binding) proposal to approve the Company’s executive compensation each requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome on these matters.

Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation.

Effect of Advisory Votes

The approval, on an advisory basis, of our executive compensation, also known as a “say on pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask stockholders to approve our executive compensation, it is not an action that requires stockholder approval, and stockholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. This advisory vote is non-binding on the Board, although the Board welcomes the input of our stockholders on the Company’s compensation policies and compensation program and will take the advisory vote into account in making determinations concerning executive compensation.

At our 2011 annual meeting of stockholders held on June 21, 2011, we conducted a stockholder advisory vote on the frequency of future stockholder votes on the Company’s executive compensation (every one, two or three years), also known as a “say on frequency” vote. The Board considered the results of this “say on frequency” advisory vote and, since the most affirmative votes of all the votes cast on the “say on frequency” matter expressed a preference for having the “say on pay” vote every year, determined that an advisory vote on executive compensation would be conducted on an annual basis until the next vote on the frequency of such votes. Notwithstanding the outcome of stockholder “say on frequency” votes, however, the Board may in the future decide to conduct advisory votes on a less frequent basis if appropriate and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Voting of Proxies

Shareholders of Record

As a shareholder of record, these proxy materials will be furnished directly to you by the Company, by mail. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners

As a beneficial owner, you have the right to direct your broker, trustee or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Note that it may take some time to obtain a legal proxy from your broker, trustee or nominee, so, if you plan to request a legal proxy, you should do so well in advance of the meeting.

Voting Without Attending the Meeting

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy without attending the meeting:

•	By Internet — Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
•	By Telephone — Stockholders of record may submit proxies by telephone by following the instructions on the proxy card or voting instruction card. You will need to have the three digit company number and the eleven digit control number that appears on your proxy card available when voting by telephone.
•	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Revocation of Proxies

Stockholders can revoke a proxy prior to the completion of voting at the Annual Meeting through any of the following methods:

•	by writing a letter delivered to Ned Mavrommatis, our Corporate Secretary, stating that the proxy is revoked;
•	by submitting another proxy bearing a later date; or
•	by attending the Annual Meeting and voting in person (unless you are a beneficial owner without a legal proxy, as described below).

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter or “legal proxy” from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Solicitation

The cost of preparing, assembling, printing and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Certain officers and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated Kenneth Brakebill, Michael Brodsky, Kenneth S. Ehrman, Ron Konezny and Tony Trousset for election as directors of the Company. If elected to the Board, each nominee will hold office until our Annual Meeting of Stockholders to be held in 2015 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Ehrman, Brakebill, Brodsky, Konezny and Trousset, has consented to being named as a nominee and, if elected, to serve as a director. The Nominating Committee and the Board believe that each of these nominees possesses the attributes we seek in directors generally as well as the individual experiences, qualifications and skills included in their individual biographies below.

If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the proxy intend to vote for the balance of those nominees named above and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

Information About Our Directors, Director Nominees and Executive Officers

The table below sets forth the names and ages of the directors, nominees for director and executive officers of the Company as of May 19, 2014, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

Name	Age	Position(s)
DIRECTORS(1):
Lawrence S. Burstein	71	Director
Harold D. Copperman	67	Director
Robert J. Farrell	50	Director
Michael P. Monaco	66	Director
DIRECTOR NOMINEES:
Kenneth S. Ehrman	44	President and Interim Chief Executive Officer and Director Nominee
Kenneth Brakebill	44	Director Nominee
Michael Brodsky	46	Director Nominee
Ron Konezny	46	Director Nominee
Tony Trousset	45	Director Nominee
EXECUTIVE OFFICERS WHO ARE NOT DIRECTOR NOMINEES:
Michael L. Ehrman	41	Chief Technology Officer
Brett Kilpatrick(2)	55	Executive Vice President of Worldwide Sales
Ned Mavrommatis	43	Chief Financial Officer, Treasurer and Corporate Secretary

(1)	On April 4, 2014, each of Lawrence S. Burstein, Harold D. Copperman, Robert J. Farrell and Michael P. Monaco informed the Company of their respective decisions not to stand for re-election to the Company’s board of directors (the “Board”) at the Company’s 2014 annual meeting of stockholders.
(2)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

Director Nominees

Kenneth S. Ehrman.  Mr. Ehrman is one of our founders and has served as our President since our inception in 1993 and as our Interim Chief Executive Officer since March, 2014. Mr. Ehrman also previously served as our Chief Operating Officer from June, 2000 to March, 2010, and as a director of the Company from 1993 until 2013. Since September, 2012, Mr. Ehrman has served as a member of the board of directors of Financial Services, Inc., a privately held provider of data processing solutions for banking. He graduated from Stanford University in 1991 with a Bachelor of Science in Industrial Engineering. Upon his graduation, and until our inception, Mr. Ehrman worked as a production manager with Echelon Corporation. Mr. Ehrman is the brother of Michael L. Ehrman, our Chief Technology Officer.

Mr. Ehrman has a strong technical and engineering background. Mr. Ehrman’s qualifications to serve on the Board include his management experience, his engineering expertise and a long history and familiarity with the Company. In addition, Mr. Ehrman’s role as the President and Interim Chief Executive Officer and the former Chief Operating Officer of the Company provides the Board with invaluable insight into the management and daily operations of the Company. Mr. Ehrman also is an inventor on several of the Company’s patents.

Kenneth Brakebill.  Mr. Brakebill is a retired intellectual property and trial lawyer. Following a one-year appellate clerkship out of law school, in 1998 Mr. Brakebill joined Morrison & Foerster, a global law firm of which he became a partner in 2005. At Morrison & Foerster, Mr. Brakebill primarily represented technology companies, both in the hardware and software sectors, in bet-the-company type intellectual property cases involving disputes over patents, copyrights and contracts concerning use of technology. He retired from the firm in 2010. Mr. Brakebill also has served as a director of several not-for-profit organizations. Mr. Brakebill received a Bachelor of Arts degree with Honors from Stanford University in 1991 and attended Harvard Law School and the University of California, Hastings, from which he received his law degree in 1997.

Mr. Brakebill has extensive experience representing technology companies in litigation concerning intellectual property rights and rightful use of technology, and accordingly, has insights in the area of intellectual property rights in technology. Mr. Brakebill participated on successful trial teams that represented Novell, Inc., then a publicly held software company, in a widely-followed case concerning ownership of the copyrights in the UNIX operating system; and Altera Corporation, a publicly traded global semiconductor company, in cases concerning the designs of Altera’s reprogrammable logic device technology and its software tools. Through these representations, Mr. Brakebill gained significant experience working with senior executives of companies on issues relating to litigation-impacted product lines and strategic direction. We believe that Mr. Brakebill’s legal and technology background and experience as a director of not-for-profit companies, give him the qualifications and skills to enable him to serve as an effective contributing member of the Board.

Michael Brodsky.  Mr. Brodsky has served as Executive Chairman of Selectica, Inc., a publicly traded cloud-based contract management and configuration software solutions provider (“Selectica”), since December, 2013, as Chief Executive Officer of Selectica from August, 2013 until December, 2013, and as a director of Selectica since October, 2010. Mr. Brodsky also has served as the Managing Partner of Vajra Asset Management, LLC, an investment management firm, since January, 2013 and as a partner of Spring Valley Partners, LLC, a consulting services firm which is currently inactive, since July, 2013. From October, 2010 until March, 2012, Mr. Brodsky served as the Co-Chief Executive Officer of Federated Sports & Gaming Inc., a poker entertainment company (“Federated”). In June, 2012, Pinnacle Entertainment, Inc., a publicly held owner, operator and developer of casinos and related hospitality and entertainment facilities, acquired the assets of Federated. Mr. Brodsky served as the Chairman and Chief Executive Officer and as a director of Youbet.com, Inc., a formerly publicly traded provider of an online horse racing and betting site (“Youbet”), from April, 2008 to June, 2010, when Youbet was acquired by Churchill Downs Incorporated, a publicly traded provider of racetracks, casinos, off-track betting and online wagering services (“Churchill Downs”). Mr. Brodsky served as a member of the board of directors of Churchill Downs following the acquisition of Youbet.com until June, 2012. From June, 2005 until August, 2011, Mr. Brodsky served as managing partner of New World Opportunity Partners, LLC, an investment firm. Mr. Brodsky has served as a director of Genesis Land Development Corporation, a residential land developer and home builder in Calgary, Canada with shares listed on the Toronto Stock Exchange, since June, 2012, as a director of Trans World Corporation, a publicly traded company that owns and operates casinos in the Czech Republic, since September, 2013, and as a director of AltiGen Communications, Inc., a provider of Microsoft-based communications solutions, with shares listed on the OTCQX over-the-counter market, since February, 2013. Mr. Brodsky received a Bachelor of Arts degree from Syracuse University, a law degree from Northwestern University School of Law and a Masters in Business Administration from the JL Kellogg Graduate School of Management School of Business at Northwestern University.

Mr. Brodsky possesses extensive business, operating and executive expertise. Among other things, Mr. Brodsky has served as the Chief Executive Officer of several companies, and possesses skills in executive management and leadership. We believe Mr. Brodsky’s management and leadership skills and experience, as a member of the board of directors of various companies will enable him to be an effective contributing member of the Board.

Ron Konezny has served as Vice President, Global Transportation and Logistics of PeopleNet Communications Corporation (“PeopleNet”), an onboard computing and carrier fleet communications provider and division of Trimble Navigation Limited, a publicly held provider of technology solutions for field and mobile worker productivity (“Trimble”), since September, 2013, and as Chief Executive Officer of PeopleNet since 2007. Mr. Konezny served as General Manager of Trimble's Global Transportation and Logistics division from August, 2011, when Trimble acquired PeopleNet, to September, 2013. Mr. Konezny has served in several positions with PeopleNet since he co-founded it in 1994, including Chief Operating Officer and Chief Financial Officer from 2001 to 2007 and Chief Technology Officer from 1996 to 2007. Mr. Konezny has previously served on the Boards of Directors of the National Private Truck Council Institute and the Truckload Carriers Association. Mr. Konezny received a Bachelor of Arts degree from Northwestern University.

Mr. Konezny possesses extensive business, operating and executive expertise. Through his executive positions with PeopleNet, Mr. Konezny has acquired skills in executive management and leadership. Specifically, in his positions as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of PeopleNet, Mr. Konezny led PeopleNet’s growth, profitability, and solution innovation. He also led PeopleNet's technology team and platform vision, which resulted in the first internet-based solution in the market, patented OTAP (over-the-air-programming), email messaging, handheld integration, Vehicle Management engine data interface, eDriver Logs, Automated Fuel Tax, and Automated Workflow. We believe Mr. Konezny’s management and leadership skills and technological background will enable him to be an effective contributing member of the Board.

Tony Trousset.  Tony Trousset has served as the Managing Member of Atlas Technology Group LLC, a privately held company which provides independent mergers and acquisitions and corporate finance advice to technology companies and technology-focused private equity firms (“Atlas Technology”), since he founded Atlas Technology in November 2009. From 2005 until 2008, Mr. Trousset served as Global Head of Software Investment Banking and Co-Head of the West Coast Technology Investment Banking Group at Lehman Brothers Holdings, Inc., a then global financial services firm. From 2001 until 2005, Mr. Trousset served as Global Head of Software Investment Banking at UBS AG, a global financial services firm. During 2005, Mr. Trousset served as Vice President and Head of Corporate Development at SAS Institute, Inc., a privately held provider of business analytics software and services. Mr. Trousset has served as a member of the Board of Directors of the San Francisco Symphony since 2008. Mr. Trousset received a Bachelor of Arts degree from Stanford University in Political Science and Master of Arts degree from Stanford University in Education.

Mr. Trousset has worked in the technology industry for over 18 years as an investment banker, venture capitalist and corporate executive. He has significant experience with mergers and acquisitions in the technology sector. We believe that Trousset’s background and business acumen, give him the qualifications and skills to enable him to serve as an effective contributing member of the Board.

Executive Officers

Kenneth S. Ehrman.  See narrative description under the caption “Director Nominees,” above.

Michael L. Ehrman.  Mr. Ehrman serves as our Chief Technology Officer, a position he has held since March, 2010. Mr. Ehrman previously served as our Executive Vice President of Engineering from August, 1999, until March, 2010. Prior to that, he served as our Executive Vice President of Software Development since joining us in 1995. Mr. Ehrman graduated from Stanford University in 1994 with a Master of Science in Engineering - Economics Systems as well as a Bachelor of Science in Computer Systems Engineering. Upon his graduation in 1994, Mr. Ehrman was employed as a consultant for Andersen Consulting in New York. Mr. Ehrman is the brother of Kenneth S. Ehrman, our President and a member of our Board.

Brett Kilpatrick.  Mr. Kilpatrick has served as our Executive Vice President of Worldwide Sales since March, 2012 and on May 13, 2014, resigned from such position, effective as of June 6, 2014. From October, 2010 until March 2012, Mr. Kilpatrick served as our Vice President of Sales and in such capacity, was responsible for the sales of our Vehicle Management Systems. Prior to joining the Company, Mr. Kilpatrick was the Managing Partner and Chief Executive Officer of AnalytiCare, LLC, a start-up company that provides business intelligence, analytics, and data licensing in a Software as a Service (SaaS) offering to the healthcare market. Prior to that, he served as the Chief Executive Officer of Panoratio Worldwide from 2005 to 2008. Mr. Kilpatrick has also served as the Vice President of Worldwide Sales at Determine, Inc. (acquired by Selectica), and the Chief Executive Officer of Alterian, Inc. Mr. Kilpatrick also has held executive and management positions with several public companies over the course of his career, including AvantGo, Oracle, Accenture, IONA Technologies and Versant. Mr. Kilpatrick earned a Bachelor of Science Degree in Biology from Purdue University.

Ned Mavrommatis.  Mr. Mavrommatis has served as our Chief Financial Officer since joining us in August, 1999, as our Treasurer since June, 2001, and as our Corporate Secretary since November, 2003. Prior to joining us, Mr. Mavrommatis was a Senior Manager at the accounting firm of Eisner LLP (currently known as EisnerAmper LLP). Mr. Mavrommatis received a Master of Business Administration in finance from New York University’s Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

Bankruptcies

Other than as set forth below, during the past ten years, a petition under the Federal bankruptcy laws or any state insolvency law has not been filed by or against, or a receiver, fiscal agent or similar officer has not been appointed by a court for the business or property of any of our directors, executive officers or nominees for election as director at the Annual Meeting, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing. Mr. Brodsky served as the Co-Chief Executive Officer of Federated Sports & Gaming Inc. (“Federated”) from October, 2010 until his resignation from Federated, effective March 1, 2012. On February 28, 2012, Federated Sports filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland. Mr. Brodsky served as the Co-Chief Executive Officer of Federated Heartland, Inc. (“Federated Heartland”) from October, 2010 until his resignation from Federated Heartland, effective March 1, 2012. On February 28, 2012, Federated Heartland filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board is responsible for the management and direction of our Company and for establishing broad corporate policies. Members of the Board are kept informed of our business through various documents and reports provided by the Chief Executive Officer or in the absence of the Chief Executive Officer, the Interim Chief Executive Officer, and other corporate officers, and by participating in Board and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions.

Currently, there are four members on the Board, with one vacancy due to Mr. Jagid’s resignation from the Board in March 2014. The Board is not classified or staggered, and all directors hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Independence

Our Board has determined that each of Lawrence S. Burstein, Harold D. Copperman, Robert J. Farrell and Michael P. Monaco satisfies the current “independent director” standards established by rules of The NASDAQ Stock Market LLC (“Nasdaq”) and, as to the members of the Audit Committee of our Board, the additional independence requirements under applicable rules and regulations of the SEC. Thus, a majority of the Board is comprised of independent directors as required by the Nasdaq rules. The Audit Committee of the Board is composed of Messrs. Burstein, Copperman and Monaco, each of whom is an independent director in accordance with Nasdaq Rule 5605(c)(2). The Compensation Committee of the Board is composed of Messrs. Copperman, Farrell and Monaco, each of whom is an independent director in accordance with Nasdaq Rule 5605(d)(2). The Nominating Committee of the Board is composed of Messrs. Burstein, Copperman and Monaco, each of whom is independent in accordance with Nasdaq Rule 5605(e)(1)(B).

Our Board also has determined that each of Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset, a nominee for election as a director at our Annual Meeting, satisfies the current “independent director” standards established by the Nasdaq rules.

Board Leadership Structure

During our fiscal year ended December 31, 2013, our leadership structure was comprised of a combined Chairman of the Board and Chief Executive Officer, an independent lead director and active independent directors. During our fiscal year ended December 31, 2013, Jeffrey M. Jagid served as our Chairman of the Board and Chief Executive Officer and Harold D. Copperman served as the independent lead director. Effective as of March 2, 2014, Mr. Jagid resigned from his position as Chief Executive Officer of the Company and ceased to serve as Chairman of the Board. Effective as of March 21, 2014, Mr. Jagid resigned from the Board. Following Mr. Jagid's resignation from his position as Chief Executive Officer, the Board appointed Kenneth S. Ehrman as Interim Chief Executive Officer. Since Mr. Jagid’s resignation from the Board, our leadership structure has been comprised of an independent lead director and active independent directors.

The Board believes that a leadership structure, which included a combined Chairman of the Board and Chief Executive Officer, an independent lead director, and active independent directors was the most effective for the Company during the fiscal year ended December 31, 2013. Because the Chief Executive Officer was closest to the many facets of our business, the Board believes that the Chief Executive Officer was in the best position to lead most effectively and to serve in the role of Chairman of the Board. As the Chief Executive Officer was directly involved in managing the Company, having a Chairman who also served as Chief Executive Officer facilitated timely communication with the Board on critical business matters. The lead director, among other things, worked with the Chairman to set and approve agendas and schedules for Board meetings, served as a liaison between the Chairman and the non-employee directors, and presided at any meetings of the Board at which the Chairman was not present, including executive sessions of the independent directors. The Board believes that this leadership structures helped provide a well-functioning and effective balance between strong Company leadership, an independent lead director and oversight by active, independent directors, during the fiscal year ended December 31, 2013.

Since Mr. Jagid’s resignation from the Board, our leadership structure has been comprised of an independent lead director and active independent directors. The Board has reviewed our current leadership structure in light of the current composition of the Board. The lead director sets and approves agendas and schedules for Board meetings, and presides at the meetings of the Board. The Board believes this Board leadership structure is an appropriate structure for us and our stockholders at this time. This structure allows the Interim Chief Executive Officer to focus his energy on strategy and management of the company and the Board to focus on oversight of strategic planning and risk management of the company.

If the nominees for election as a director at the Annual Meeting are elected to serve as directors of the Company, then, immediately following the Annual Meeting, the Board will be composed of one management director and four active independent directors. We expect that following the Annual Meeting, the directors who then hold office will evaluate the composition of the Board and determine what leadership structure would be the most appropriate for our company and our stockholders. We also expect that following the Annual Meeting, the directors who then hold office will designate the directors who will serve on each of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board.

Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board, committees of the Board and individual directors on significant risks that have been identified and how they are being managed. Directors are free to, and indeed frequently do, communicate directly with senior management.

The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. Independent directors chair the various Board committees involved with risk oversight, there is frequent and open communication among management and directors, and all directors are actively involved in the risk oversight function. The Board believes that this approach provides appropriate checks and balances against undue risk-taking.

Board and Committee Meetings

The Board held 19 meetings during our fiscal year ended December 31, 2013. All of such meetings were attended, either in person or telephonically, by all of the members of the Board. Actions were also taken by the unanimous written consent of the members of the Board on three occasions during the fiscal year ended December 31, 2013.

We have adopted a policy of encouraging, but not requiring, members of the Board to attend our annual meetings of stockholders. Messrs. Burstein, Copperman and Monaco attended our 2013 annual meeting of stockholders held on June 20, 2013 in person, and Mr. Farrell attended the meeting by telephone.

Committees of the Board

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is composed of Messrs. Burstein, Copperman and Monaco, each of whom is independent under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

The Board has determined that it has at least one “audit committee financial expert” serving on the Audit Committee. Mr. Monaco serves as the audit committee financial expert. Mr. Monaco also serves as the Chairman of the Audit Committee.

The Audit Committee held five meetings during the fiscal year ended December 31, 2013. All of such meetings were attended, either in person or telephonically, by all of the members of the Audit Committee. The Audit Committee acted by unanimous written consent on two occasions during the fiscal year ended December 31, 2013.

The Board has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at www.id-systems.com. The Audit Committee’s charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The information on our website is not a part of this Proxy Statement. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

In accordance with its written charter, the Audit Committee assists the Board in monitoring (i) the integrity of our financial reporting process including our internal controls regarding financial reporting, (ii) our compliance with legal and regulatory requirements and (ii) the independence and performance of our internal and external auditors, and serves as an avenue of communication among the independent registered public accounting firm, management and the Board.

The report of the Audit Committee appears on page 17 of this Proxy Statement.

Compensation Committee

The Compensation Committee is composed of Messrs. Copperman, Farrell and Monaco, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Copperman serves as the Chairman of the Compensation Committee.

The Compensation Committee held five meetings during the fiscal year ended December 31, 2013. All of such meetings were attended, either in person or telephonically, by all of the members of the Compensation Committee. The Compensation Committee acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2013. There were several informal discussions among the Compensation Committee during 2013.

The Compensation Committee sets our executive officers’ annual compensation and long-term incentives, reviews management’s performance, development and compensation, determines option and other equity grants and administers our incentive plans. The Board has adopted a written charter for the Compensation Committee, a copy of which is publicly available on our website at www.id-systems.com. The Compensation Committee’s charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and approving our director and officer compensation plans, policies and programs and for producing an annual report on executive compensation for inclusion in our annual report on Form 10-K or annual proxy statement, in accordance with applicable rules and regulations. The charter also specifies that the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate; however, the Compensation Committee may not delegate authority to any other persons. As discussed below under “Compensation Discussion and Analysis,” for compensation decisions, the Compensation Committee considers recommendations relating to compensation for executive officers (other than our Chairman and Chief Executive Officer, if any) of our Chairman and Chief Executive Officer and includes him in its discussions with respect to such compensation, and considers compensation information provided by compensation consultants, if any, retained by the Compensation Committee for such purpose.

The Compensation Committee Process.  Compensation Committee meetings typically involve a preliminary discussion with our Chairman and Chief Executive Officer prior to the Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chairman and Chief Executive Officer), the Compensation Committee considers the recommendations of our Chairman and

Chief Executive Officer and includes him in its discussions. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate.

Compensation Consultant.  In November, 2011, the Compensation Committee engaged CRI as its independent compensation consultant to assist the Compensation Committee in determining executive and non-employee director compensation for 2012. CRI conducted a competitive market analysis of our executive compensation and non-employee director compensation within comparable organizations, which included, among other things, a review and update of our peer group of companies identified for us by CRI in 2009. With respect to compensation paid with respect to 2013, the Compensation Committee considered the compensation information provided by CRI in 2012.

The report of the Compensation Committee appears on page 18 of this Proxy Statement.

Nominating Committee

The Nominating Committee is composed of Messrs. Burstein, Copperman and Monaco, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Burstein serves as the Chairman of the Nominating Committee.

The Nominating Committee held one meeting during the fiscal year ended December 31, 2013. Such meeting was attended, either in person or telephonically, by all of the members of the Nominating Committee. The Nominating Committee did not take any actions by unanimous written consent during the fiscal year ended December 31, 2013.

The Board has adopted a written charter for the Nominating Committee, which is publicly available on our website at www.id-systems.com. The Nominating Committee’s charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

Procedures for Considering Nominations Made by Stockholders.  The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board. These guidelines provide that a nomination must be delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates. The Nominating Committee’s policy is to consider all persons proposed to be nominated for election as a director in accordance with these procedures.

Qualifications.  The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;
•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;
•	must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;
•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and
•	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

We believe that each member of our Board should possess the qualities of character, judgment, business acumen, diligence, lack of conflicts of interest, familiarity with our business and industry, ability to work collegially and ability to act in the best interests of all stockholders. While we do not have a formal diversity policy, we seek to have directors representing a range of experiences, qualifications, skills and backgrounds.

Identification and Evaluation of Candidates for the Board.  Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders of the Company. The Nominating Committee has a policy that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing members of the Board will include:

•	a review of the information provided to the Nominating Committee by the proponent;
•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and
•	a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

The Nominating Committee approved each of Kenneth Brakebill, Michael Brodsky, Kenneth S. Ehrman, Ron Konezny and Tony Trousset, as a nominee for election as a director at the Annual Meeting. Messrs. Brakebill, Brodsky, Ehrman and Trousset were recommended for such nomination by Kenneth S. Ehrman, our President and Interim Chief Executive Officer and beneficial holder of approximately 5.80% of the outstanding shares of common stock of the Company, as of May 19, 2014, as reflected in the table under “Security Ownership of Certain Beneficial Owners and Management” beginning on page 33. Mr. Ehrman submitted a list of nominees for consideration by the Nominating Committee on April 15, 2014. The Board received from stockholders holding a significant number of the outstanding shares of our common stock, various communications in favor of Mr. Ehrman’s nominees.

Our Nominating Committee retained the services of Lancor, an executive search firm, to identify potential nominees for election as a director at the Annual Meeting. Based on certain capabilities and competencies that the Nominating Committee seeks in potential nominees, Mr. Konezny was identified by Lancor as a potential director nominee.

In connection with its evaluation of potential nominees for election at the Annual Meeting, the Nominating Committee conducted in person or telephonic interviews with each of the individuals nominated for election at the Annual Meeting. The Nominating Committee also engaged FTI Consulting, a business advisory firm, to conduct background searches on each of the individuals. We did not pay any fees to any third parties other than Lancor and FTI Consulting to identify or evaluate, or assist in identifying or evaluating, potential nominees for election at the Annual Meeting.

Stock Ownership Guidelines.  On April 29, 2009, the Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote our commitment to sound corporate governance. Pursuant to these guidelines, each outside director is required to hold shares of our common stock with a value equal to three times the amount paid in cash to such director for services as a director (including for in-person and telephonic meetings of the Board and meetings of committees of the Board) during the fiscal year ended December 31, 2008 or, if all such meetings were not attended by such director during such year, the amount that would have been paid in cash to such director for services as a director had such director attended all such meetings. The ownership guideline value for each outside director initially was calculated with respect to the fiscal year ended December 31, 2008, was re-calculated with respect to the fiscal year ended December 31, 2012 and will be re-calculated with respect to each third fiscal year thereafter. Outside directors are required to achieve the applicable level of ownership within three (3) years of the later of the date the guidelines were adopted and the date the person first became an outside director. Under the stock ownership guidelines, the value of the shares of common stock held by each outside director will be determined on April 1st of each year based on the average for the twenty (20) consecutive trading days preceding and including such date of the reported last sale prices per share on the Nasdaq Global Market or other principal national securities exchange or inter-dealer quotation system on which our common stock is listed or admitted to trading. As of April 1, 2014, each non-employee director had achieved his applicable level of ownership in accordance with the stock ownership guidelines.

Third Party Recommendations.  In connection with the Annual Meeting, the Nominating Committee did not receive by January 6, 2014, the 120th calendar day before the date our proxy statement was released to security holders in connection with our 2013 Annual Meeting of Stockholders, any nominations from any stockholder or group of stockholders which owned more than 5% of our common stock for at least one year. As discussed above, Mr. Ehrman submitted a list of nominees for consideration by the Nominating Committee on April 15, 2014.

Compensation of Directors

General

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings or other activities on our behalf.

Employee Directors

Directors who are current officers or employees of the Company or any subsidiary of the Company do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

Non-Employee Directors

In March, 2012, based on the recommendation of CRI, a compensation consultant engaged by the Compensation Committee in 2011, and other information provided by CRI, including compensation and survey data of a comparison group of companies that CRI considered as our peer group, as discussed above under “Executive Compensation — Compensation Discussion and Analysis — Peer Group,” we adopted a non-employee director compensation program pursuant to which non-employee directors are entitled to receive annual compensation having economic value of approximately $70,000, which includes a cash retainer of $20,000 and restricted stock grants with an economic value of approximately $50,000. With respect to restricted stock awards, the number of shares issuable was calculated based on the average of the reported closing price per share of the stock on the Nasdaq Global Market for the twenty (20) consecutive trading days beginning after the Company’s announcement of its annual earnings for the prior year. In addition, each of the lead director and the chairperson of each of the committees of the Board is entitled to a supplemental cash retainer. Specifically, the lead director receives an additional $15,000 per year of service; the chairperson of the Audit Committee receives an additional $15,000 per year of service; the chairperson of the Compensation

Committee receives an additional $10,000 per year of service; and the chairperson of the Nominating Committee receives an additional $8,000 per year of service. In addition, if during the year, any director attends, in person or by telephone, more than eight meetings of the Board and/or any committee thereof, in the aggregate, such director will be entitled to receive for each additional meeting attended in person or by telephone a cash payment of $1,000 or $500, respectively.

Our non-employee directors are entitled to participate in the Company’s 2009 Non-Employee Director Equity Compensation Plan (the “2009 Plan”), which was adopted by the Board in April, 2009, and approved by our stockholders in June, 2009. In June, 2011, our stockholders also approved an amendment to the 2009 Plan, which increased the number of shares available for issuance under the 2009 Plan from 300,000 to 600,000. As of May 19, 2014, a total of 219,439 shares of our common stock remain reserved and available for issuance under the 2009 Plan, as amended. Non-employee directors are eligible to be awarded non-qualified stock options and shares of restricted stock under the 2009 Plan. A recipient of restricted stock under the 2009 Plan is entitled to vote such shares and would be entitled to dividends, if any, paid on such shares, but is not entitled to dispose of such shares until they have vested in accordance with the terms of the applicable award.

During the fiscal year ended December 31, 2013, each of our non-employee directors (Messrs. Burstein, Copperman, Farrell and Monaco) was awarded 8,499 restricted shares of common stock, and Mr. Farrell was awarded a stock option to purchase 45,000 shares of common stock. All of these awards were made pursuant to the 2009 Plan. Each of the restricted stock awards granted to Messrs. Burstein, Copperman and Monaco was granted on April 4, 2013 and vested in equal increments of 25% on a quarterly basis over the one-year period following the date of grant. The restricted stock award granted to Mr. Farrell was granted on June 20, 2013 and vested in equal increments of 25% on each of July 14, 2013, October 14, 2013, January 14, 2014 and April 14, 2014. The stock option vests in equal increments of 25% on an annual basis over the four-year period following the date of grant, which was June 20, 2013.

Our non-employee directors are not entitled to retirement, benefit or other perquisite programs.

The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(4)(5)	Total ($)
Lawrence S. Burstein	$28,000	$48,529	—	$76,529
Harold D. Copperman	$45,000	$48,529	—	$93,529
Robert J. Farrell	$20,000	$42,070	$79,290	$141,360
Michael P. Monaco	$35,000	$48,529	—	$83,529

(1)	The amounts under this column reflect the aggregate grant date fair value of 8,474 restricted stock awards granted to each of our non-employee directors, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), Compensation — Stock Compensation. For a discussion of the assumptions we made in valuing the stock awards, see “Note 2(R) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 12 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(2)	Each of the restricted stock awards granted to Messrs. Burstein, Copperman and Monaco vested in equal increments of 25% on a quarterly basis over the one-year period following the grant date. The restricted stock award granted to Mr. Farrell vested in equal increments of 25% on each of July 14, 2013, October 14, 2013, January 14, 2014 and April 14, 2014.
(3)	At December 31, 2013, Lawrence S. Burstein held 14,133 shares of restricted stock; Harold D. Copperman held 17,713 shares of restricted stock; Robert J. Farrell held 4,237 shares of restricted stock; and Michael P. Monaco held 14,133 shares of restricted stock.

(4)	The amount under this column reflects the aggregate grant date fair value of an option to purchase 45,000 shares of common stock, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), Compensation — Stock Compensation. For a discussion of the assumptions we made in valuing the stock options, see “Note 2(R) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 12 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(5)	At December 31, 2013, Lawrence S. Burstein held options to purchase a total of 160,078 shares of our common stock; Harold D. Copperman held options to purchase a total of 95,077 shares of our common stock; Robert J. Farrell held options to purchase a total of 45,000 shares of our common stock; and Michael P. Monaco held options to purchase a total of 160,077 shares of our common stock.

Process for Sending Communications to the Board of Directors

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed and sent to our Corporate Secretary at c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. Any such communication must state, in a conspicuous manner, that it contains a stockholder communication and that it is intended for distribution to the entire Board or to one or more members of the Board, as applicable. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed. Under the procedures established by the Board, upon the Corporate Secretary’s receipt of such a communication, our Corporate Secretary will send a copy of such communication to each member of the Board or to the applicable director(s), identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Code of Ethics

We have a code of ethics (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer and Controller and other persons who perform similar functions. A copy of our Code of Ethics can be found on our website at www.id-systems.com. The Code of Ethics also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, Attention: Corporate Secretary. Our Code of Ethics is intended to be a codification of the business and ethical principles that guide the Company, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC, on our website.

Certain Relationships and Related Transactions

In accordance with its charter, the Audit Committee is responsible for annually reviewing any transactions or series of similar transactions to which we are or were a party and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. Since January 1, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $120,000 and in which any director, nominee for director at the Annual Meeting, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. As of May 19, 2014, our common stock is the Company’s only class of voting securities.

REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of The NASDAQ Stock Market LLC. All members of the Audit Committee were appointed by the Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, EisnerAmper LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion in its report on those financial statements.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2013, and met with both management and EisnerAmper LLP to discuss those financial statements and EisnerAmper LLP’s related opinion.

The Audit Committee has discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2013, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the SEC.

Members of the Audit Committee:

Michael P. Monaco, Chairman
Lawrence S. Burstein
Harold D. Copperman

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Harold D. Copperman, Chairman
Robert J. Farrell
Michael P. Monaco

Compensation Discussion and Analysis

Introduction

This discussion presents the principles underlying our executive officer compensation program. Our goal in this discussion is to provide the reasons why we award compensation as we do and to place in perspective the data presented in the tables that follow this discussion. The focus is primarily on compensation of our executive officers for the fiscal year ended December 31, 2013, but some historical and forward-looking information is also provided to put such year’s compensation information in context. The information presented herein relates to the (i) the individual serving as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2013, (ii) the individual serving as the Company’s Chief Financial Officer during the fiscal year ended December 31, 2013, and (iii) each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers of the Company as of December 31, 2013, each of whom is sometimes referred to in this Proxy Statement as a “Named Executive Officer.”

Compensation Philosophy and Objectives

We attempt to apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that our success is dependent upon the efforts of each employee and that a cooperative, team-oriented environment is an essential part of our culture. We believe in the importance of rewarding our employees for our successes, which is why we emphasize pay-for-performance incentive compensation. Particular emphasis is placed on broad employee equity participation through the use of stock options and restricted stock awards, as well as on annual cash bonuses linked to achievement of our corporate performance goals. We considered the results of the “say on pay” proposal with respect to executive compensation presented to the stockholders at our 2013 annual meeting held on June 20, 2013, and in light of the support the proposal received, we continue to emphasize pay-for-performance incentive compensation, as explained in detail in this Compensation Discussion and Analysis.

Our compensation programs for our Named Executive Officers are designed to achieve a variety of goals, including:

•	attracting and retaining talented and experienced executives;
•	motivating and rewarding executives whose knowledge, skills and performance are critical to our success;
•	aligning the interests of our executives and stockholders by motivating executives to increase stockholder value in a sustained manner; and
•	providing a competitive compensation package which rewards achievement of our goals.

Total compensation paid to our executive officers is influenced significantly by the need to attract and retain management employees with a high level of expertise and to motivate and retain key executives for our long-term success. Some of the components of compensation, such as salary, are generally fixed and do not vary based on our financial and other performance. Some components, such as bonus, stock options and stock award grants, are dependent upon the achievement of certain goals approved by the Compensation Committee; and for such purpose, the Compensation Committee considers goals for executive officers (other than our Chairman and Chief Executive Officer) recommended by our Chairman and Chief Executive Officer, and includes him in its discussions with respect to such goals. Furthermore, the value of certain of these components, such as stock options and restricted stock, is dependent upon our future stock price.

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides executive officers with a minimum base salary. Incentive bonus compensation is generally linked to the achievement of financial and business goals (as described in greater detail below), and is intended to reward executive officers for our overall performance. Stock options and grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock and to build executive ownership positions in our stock. This encourages our executive officers to remain with us and to act in ways intended to maximize stockholder value, and serves to penalize them if we and/or our stock fails to perform to expectations.

We view the three components of our executive officer compensation as related but distinct. Although the Compensation Committee does review total compensation, it does not believe that compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on its historical practices with the individual and our view of individual performance and other information we deem relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. We have not reviewed wealth and retirement accumulation as a result of employment with us, and have only focused on fair compensation for the year in question.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At our 2013 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of the Named Executive Officers, and in light of such approval, the Compensation Committee continued with its performance-based compensation philosophy and its balanced approach to the components of its compensation program.

As discussed below, with respect to compensation paid with respect to 2013, the Compensation Committee considered certain compensation information provided by Compensation Resources, Inc. (“CRI”), the compensation consultant retained by the Compensation Committee in 2012. The Compensation Committee realizes that benchmarking our compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of compensation practices is useful to obtain an understanding of current compensation practices.

Elements of Executive Officer Compensation

Base Salary.  We pay our executive officers a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program. We believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the particular executive’s position, responsibility, experience, skills and expected contributions during the coming year and such individual’s performance during the prior year. We also have generally sought to align base compensation levels comparable to our competitors and other companies in similar stages of development. We do not view base salaries as primarily serving our objective of paying for performance, but in attracting and retaining the most qualified executives necessary to run the Company’s business. Since the base salaries of the Named Executive Officers were increased for 2012 by 4.17% – 4.71% in February 2012 (except for Mr. Kilpatrick’s base salary which was increased from $225,000 to $250,000 in April, 2011 prior to his becoming an executive officer), the Compensation Committee did not raise the base salaries of the Named Executive Officers for 2013 (except for Michael Ehrman’s base salary which was increased from $250,000 to $267,000), and continued to focus on a pay-for-performance structure, which is discussed below.

Cash Incentive Bonus Programs

The primary objective of our annual cash incentive bonus program is to motivate and reward our employees, including our Named Executive Officers, for meeting our short-term objectives using a pay-for-performance program with objectively determinable performance goals. Each of our Named Executive Officers (other than Brett Kilpatrick) is eligible to receive a cash incentive bonus under the 2013 Executive Incentive Plan (“EIP”), and Brett Kilpatrick, our Executive Vice President of Worldwide Sales, is eligible to receive a cash incentive bonus under another cash incentive bonus arrangement, each of which is discussed below.

Executive Incentive Plan

The objectives of the EIP, which was adopted by the Compensation Committee, are to align the interests of all employees with the Company’s annual performance goals. The EIP focuses on rewarding executives for the achievement of annual financial objectives with competitive financial incentives, and provides a systemic plan for establishing definitive performance goals. For 2013, the Company’s performance goals are based on revenue growth and “operating profit,” which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation expense. Executives were eligible to be awarded cash bonus compensation based on the Company’s annual results in these areas.

The Company accrues funds for the EIP over the course of the applicable plan year. The EIP may be modified or terminated by the Compensation Committee at any time, but incentive awards that have been earned by the participating Named Executive Officers through the date of termination of the EIP will be payable. In addition, target awards and weightings may be modified by the Compensation Committee during the plan year based upon a shift in focus or changing industry standards, or any other factors that the Compensation Committee deems appropriate, but no such modifications were made in respect of 2013. The Compensation Committee has the authority to administer the EIP and has the final decision on any discrepancies in interpretation of the EIP.

Awards under the EIP are calculated as a percentage of an executive’s base salary and, as noted above, are based upon revenue growth and operating profit. The target award (expressed as a percentage of base salary) for each Named Executive Officer for whom a target award was established is as follows:

Named Executive Officer	Target Award Percentage
Jeffrey M. Jagid(1)	80%
Ned Mavrommatis	60%
Kenneth S. Ehrman(1)	60%
Michael L. Ehrman	50%

(1)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company.

2013 Revenue Targets.  Fifty percent of the executive’s bonus under the EIP for 2013 was based on revenue targets (such portion, the “Revenue Bonus”). For 2013, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s revenues (the “Revenues”) were required to equal or exceed $46,874,492 (the “Target Amount”) and the Company’s operating profit for 2013 was required to exceed $1, in order for the executives to receive their full Revenue Bonus. If Revenues were equal to at least 100% of the Target Amount, the executive would be entitled to receive 100% of his Revenue Bonus. In the event that the Revenues exceed the Target Amount, the executives would be paid based on the actual percentage of the Target Amount achieved; provided, that in the event Revenues exceed 105% of the Target Amount, for each 1% over 105% and up to 110%, the executive would be entitled to receive an additional 4% of the Revenue Bonus and for each 1% over 110%, the executive would be entitled to receive an additional 2% of the Revenue Bonus. The maximum amount of the Revenue Bonus, together with Operating Profit Bonus, discussed below, for each executive is 200% of the target award for such executive.

Any Revenue Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on 2013 revenues of the Company, none of Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman or Michael L. Ehrman received Revenue Bonuses under the EIP for 2013.

2013 Operating Profit Targets.  Fifty percent of the executive’s bonus under the EIP for 2013 was based on operating profit targets (such portion, the “Operating Profit Bonus”). For these purposes, “operating profit” is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation expense and was calculated after all bonus expenses. For 2013, for each of the Named Executive Officers, the Company’s operating profit was required to equal or exceed $1,017,317 (the “Target Operating Profit”) in order for the executives to receive 100% of their Operating Profit Bonus, and the executives would not receive any portion of their Operating Profit Bonus if the Target Operating Profit was not achieved. In the event that the Company’s operating profit for 2013 exceeds the Target Operating Profit, the executives would be paid based on the actual percentage of the Target Operating Profit achieved. The maximum amount of the Operating Profit Bonus, together with the Revenue Bonus, for each executive is 200% of the target award for such executive.

Any Operating Profit Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Company’s actual operating profit for 2013, none of Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman or Michael L. Ehrman received Operating Profit Bonuses under the EIP for 2013.

Brett Kilpatrick’s Cash Incentive Bonus Arrangement

Our cash incentive bonus arrangement with Brett Kilpatrick, our Executive Vice President of Worldwide Sales, is intended to reward Mr. Kilpatrick for the achievement of quarterly and annual financial objectives with competitive financial incentives, and provide a systemic plan for establishing definitive performance goals for him. For 2013, the Company’s performance goals for Mr. Kilpatrick were based on the Company’s revenue growth, and Mr. Kilpatrick was eligible for awards of cash bonus compensation based on the Company’s quarterly and annual results. For 2013, Mr. Kilpatrick was eligible to receive cash bonus compensation of up to $200,000 if certain revenue growth goals were met (the “Kilpatrick Revenue Bonus”), as discussed below.

Fifty percent of the Kilpatrick Revenue Bonus for 2013 was based on quarterly revenue targets (the “Quarterly Revenue Bonus”) and fifty percent of the Kilpatrick Revenue Bonus for 2013 was based on annual revenue targets (the “Annual Revenue Bonus”). For each quarter during 2013, the Company’s revenues were required to equal or exceed amounts ranging from $10,623,636 to $13,215,663 (the “Revenue Quarterly Target Amounts”) in order for Mr. Kilpatrick to receive the full amount of the Quarterly Revenue Bonus for such quarter, or $25,000. For 2013, the Company’s revenues were required to equal or exceed $48,727,500 (the “Annual Revenue Target Amount”) in order for Mr. Kilpatrick to receive the full Annual Revenue Bonus, or $100,000. After the end of each quarter during 2013 and after the end of 2013, if the Company’s quarterly revenues were equal to at least 100% of the applicable Revenue Quarterly Target Amount (the “Quarterly Revenue Minimum Amount”) and if the Company’s annual revenues were equal to at least 100% of the Annual Revenue Target Amount (the “Annual Revenue Minimum Amount”), respectively, Mr. Kilpatrick would be entitled to receive 100% of the Quarterly Revenue Bonus for such quarter and would be entitled to receive 100% of the Annual Revenue Bonus for 2013, respectively.

Mr. Kilpatrick would not be entitled to receive an award unless he is employed by the Company at the time the award is payable by the Company. Based on the Company’s revenues for 2013, Mr. Kilpatrick did not receive any Kilpatrick Revenue Bonuses for 2013.

Long-Term Incentive Plan.

We believe that stock options and restricted stock awards are an important long-term incentive for our executive officers and employees and that our stock option and restricted stock award program has been effective in aligning officer and employee interests with those of our stockholders. We review our equity compensation plans annually. Employees are eligible for annual stock option and restricted stock award grants based on targeted levels. These options and grants are intended to produce value for each executive officer if (i) our stockholders derive significant sustained value and (ii) the executive officer remains employed with us.

Historically, the Company did not have any program, plan or obligation under which it was required to grant equity compensation to any executive officer on specified dates or upon the achievement of certain performance goals. The authority to make equity grants to executive officers rests with the Compensation Committee, although, as noted, the Compensation Committee does consider the recommendations of our Chairman and Chief Executive Officer in setting the compensation of our other executive officers. For each year beginning with the year ended December 31, 2009, the Compensation Committee has adopted a long-term incentive plan for our Named Executive Officers, pursuant to which our Named Executive Officers may be entitled to earn equity grants upon the achievement of certain price targets relating to the Company’s common stock.

For the year ended December 31, 2013, the Compensation Committee adopted a Long-Term Incentive Plan (the “2013 LTIP”) for the Named Executive Officers. Under the 2013 LTIP, the Named Executive Officers will be entitled to earn equity grants and/or cash bonuses upon the achievement of certain price targets relating to the Company’s common stock.

The dollar value of the awards granted to each of the Named Executive Officers is set forth in the table below.

Named Executive Officer	Dollar Value of 2013 LTIP Award(1)
Jeffrey M. Jagid(2)	$275,000
Ned Mavrommatis	$165,000
Kenneth S. Ehrman(2)	$165,000
Michael L. Ehrman	$137,500
Brett Kilpatrick(3)	$137,500

(1)	This dollar amount does not include the 10% Additional Performance Cash Amount discussed (and defined) below.
(2)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company.
(3)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

For all Named Executive Officers, the grant value is then divided among performance cash awards, stock options and restricted stock awards. The total 2013 LTIP award granted to each executive is broken out into the following three categories:

•	Performance Cash Awards (25%);
•	Shares of Restricted Stock (25%); and
•	Stock Options (50%).

Since performance cash awards are payable only upon the achievement of certain targets relating to the price of the Company’s common stock at the end of the applicable measurement period, as discussed below, the Compensation Committee decided to increase the dollar amount of the performance cash award calculated for each Named Executive Officer based on the break down above by 10% (the “10% Additional Performance Cash Amount”). The actual amount of each component awarded to each Named Executive Officer in 2013 is set forth in the table below.

Named Executive Officer	Total 2013 LTIP Value(1)	Cash Award Based on Performance ($)(2)	Restricted Shares (#)	Stock Options (#)
Jeffrey M. Jagid(3)	$275,000	$75,625	11,651	68,069
Ned Mavrommatis	$165,000	$45,375	6,991	40,842
Kenneth S. Ehrman(3)	$165,000	$45,375	6,991	40,842
Michael L. Ehrman	$137,500	$37,813	5,826	34,035
Brett Kilpatrick(4)	$137,500	$37,813	5,826	34,035

(1)	This dollar amount does not include the 10% Additional Performance Cash Amount.
(2)	This dollar amount includes the 10% Additional Performance Cash Amount.
(3)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company.
(4)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

With respect to the restricted share awards, the number of shares issuable is calculated based on the average of the reported closing price per share of the stock on the Nasdaq Global Market for forty (40) trading days that begins twenty (20) trading days before the Company’s annual earnings announcement for 2013 and ends twenty (20) trading days following such announcement. With respect to stock option awards, the number of shares underlying the options granted to each executive is determined by dividing the LTIP grant value of the options by the value of a stock option on the date of grant (which was April 4, 2013). The exercise price of the stock options is the closing price per share of the stock on the Nasdaq Global Market on the date of grant.

Stock options and restricted stock awards vest over time, whereby 25% of the stock options will vest annually over a four-year period from the date of grant and 100% of the restricted stock awards will vest three years from the date of grant. Awards of performance cash, on the other hand, only vest upon the achievement of certain targets relating to the price of the Company’s common stock at the end of a three-year measurement period. The amount of cash will be calculated based on the average of the reported closing price per share of the stock on the Nasdaq Global Market for thirty (30) trading days that begins fifteen (15) trading days before the Company’s annual earnings announcement for 2015 and ends fifteen (15) trading days following such announcement.

The final determination of the performance cash award will be based on the achievement of the following price targets at the end of the three-year period:

Stock Price Per Share	Percentage of Performance-Based Cash Award Earned
Below $8.33	No cash is earned.
$8.33	50% of cash is earned.
$9.00	100% of cash is earned.
$11.00 or Above	150% of cash is earned.

The actual percentage of the performance-based cash award that is earned will be based on the actual stock price that is achieved on a straight-line basis between $8.33 and $9.00 and $9.00 and $11.00.

The amount of performance cash and the number of stock options and restricted shares granted to and held by our Named Executive Officers are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table below.

Severance and Change-in-Control Benefits.   Except for the severance and change-in-control benefits described below under the captions “Severance Arrangements” and “Potential Payments Upon Termination or Change in Control,” we do not provide to any of our executive officers any severance or change in control benefits in the event of termination or retirement, whether following a change in control or otherwise.

Benefits.  The executive officers participate in all of our employee benefit plans, such as medical and 401(k) plan, on the same basis as our other employees, except that we pay 100% of the premiums for health and dental insurance of our executive officers and 75% of the premiums for health and dental insurance of our other employees.

Perquisites.  Our Chief Executive Officer and our other Named Executive Officers receive an allowance for automobile and related expenses, which amounts are reflected under column titled “All Other Compensation” in the Summary Compensation Table. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.

Peer Group

In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions. The Compensation Committee utilized as a reference for determining competitive total compensation packages for our Named Executive Officers for 2013, our peer group of companies that were identified by CRI, the compensation consultant retained by the Compensation Committee in 2012, but does not benchmark compensation for the Named Executive Officers against the peer group. This peer group of companies was determined by CRI based on revenue, organizational profile and geographic location.

We believe that the compensation practices of our industry, in general, and of our select peer group, in particular, provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We review the levels of cash, equity, and total compensation for comparable executives in our peer group relative to the elements of compensation paid to our executives. In considering how these data relate to our existing compensation structure, we take into account our size, performance, and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our executives versus those of comparable executives at such peer group companies.

Our peer group, as identified by CRI, consisted of the following companies:

ANADIGICS Inc.
CalAmp Corp.
Chyron Corporation
Identive Group Inc. (formerly
SCM Microsystems, Inc.)
LoJack Corporation
Memsic, Inc.
Numerex Corp.

NVE Corporation
ORBCOMM Inc.
Orbit International Corp.
Par Techonology Corp.
RELM Wireless Corporation
Telular Corp.
Vasco Data Sec. Int’l Inc.
XATA Corporation

Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Employment Agreements

The Company has not entered into employment agreements with any of its executive officers. All executive officers serve at the discretion of the Board, with no fixed term of employment.

Severance Agreements

On September 22, 2009, the Company entered into severance agreements with each of Jeffrey M. Jagid, the Company’s Chief Executive Officer, Kenneth S.Ehrman, the Company’s President, Ned Mavrommatis, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary, and Michael L. Ehrman, the Company’s Chief Technology Officer, and on March 27, 2014, the Company entered into a severance agreement with Brett Kilpatrick, the Company’s Executive Vice President of Worldwide Sales (such agreements, collectively, the “Severance Agreements,” and each, a “Severance Agreement ”). Jeffrey M. Jagid, Kenneth S. Ehrman, Ned Mavrommatis, Michael L. Ehrman and Brett Kilpatrick are sometimes collectively referred to in this section as the “Executives” and each, an “Executive.” The Severance Agreements were previously approved by the Compensation Committee of the Board and presented to the full Board.

Except as described below, each of the Severance Agreements is substantially identical in form. The Severance Agreements provide each Executive with certain severance and change in control benefits upon the occurrence of a “Trigger Event” (as defined in the Severance Agreements). Under the Severance Agreements,

a Trigger Event will have occurred if (i) the Company terminates the Executive without Cause or (ii) the Executive resigns for Good Reason within six months following a Change in Control Event (provided, however, that the termination of the Executive’s employment due to his death or Disability will in no event be considered a Trigger Event).

Within 45 days after the occurrence of a Trigger Event (or such shorter period as may be required under the terms of a general release agreement (“Release”) to be entered into by the Executive in order to obtain benefits under the Severance Agreement, a form of which is attached to the Severance Agreement), the Executive must execute and deliver the Release to the Company. Upon the earlier of the expiration of any applicable revocation period required for the Release to be effective with respect to age discrimination claims and the date on which it is otherwise permitted to be effective and irrevocable under applicable law, the Executive will be entitled to the following: (i) a cash payment at the rate of the Executive’s annual base salary as in effect immediately prior to the Trigger Event for a period of 18 months in the case of Jeffrey M. Jagid, 15 months in the case of Kenneth S. Ehrman, and 12 months in the case of the other Executives (such period, as applicable, the “Severance Period”), made as a series of payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of the Executive’s healthcare continuation payments under COBRA for the Severance Period, provided that the Executive timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; (iii) partial accelerated vesting of the Executive’s previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s 2007 Equity Compensation Plan will continue to govern acceleration of vesting in the event of a “Change of Control” as defined therein); and (iv) an award of “Performance Shares” under the Restricted Stock Unit Award Agreement previously entered into between the Company and the Executive, in an amount and to the extent of the sum of the “Interim Shares” determined (and defined) in accordance with Exhibit A to that agreement.

As a condition to the Company’s obligations under the Severance Agreements, each Executive is required to execute and deliver to the Company a restrictive covenants agreement, a form of which is attached to the Severance Agreements, containing covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation. These restrictive covenants will remain in effect during the Severance Period.

On March 21, 2014, the Company and Mr. Jagid entered into a Separation and General Release Agreement pursuant to which, in exchange for a general release of claims and certain restrictive covenants, the Company agreed to pay Mr. Jagid 18 months’ base salary, one-third of which was paid to Mr. Jagid on March 31, 2014, and the remainder of which will be paid over 18 months in accordance with the Company’s normal payroll practices. In addition, the vesting of Mr. Jagid’s unvested stock options and restricted stock awards were accelerated, and Mr. Jagid will have 15 months to exercise his stock options. Mr. Jagid is not entitled to receive any Interim Shares under the Severance Agreement in respect of any Performance Share awards previously granted to him.

Compensation Tables

The following table, which should be read in conjunction with the explanations provided above, sets forth summary compensation information for the year ended December 31, 2013 for (i) the individual serving as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2013, (ii) the individual serving as the Company’s Chief Financial Officer during the fiscal year ended December 31, 2013, and (iii) each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers of the Company as of December 31, 2013. These persons are sometimes referred to elsewhere in this Proxy Statement as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey M. Jagid, Chairman and Chief Executive Officer(5)	2013	325,000	66,527	137,500	—	42,716	571,743
	2012	325,000	70,082	125,000	222,300	45,985	788,367
	2011	312,000	60,820	50,671	214,656	45,127	683,274
Ned Mavrommatis, Chief Financial Officer, Treasurer and Corporate Secretary	2013	267,000	39,919	82,500	—	33,573	422,992
	2012	267,000	42,047	75,000	136,971	44,236	565,254
	2011	255,000	36,491	30,403	131,580	36,127	489,601
Kenneth S. Ehrman, President(5)	2013	267,000	39,919	82,500	—	45,986	435,405
	2012	267,000	42,047	75,000	136,971	47,839	568,857
	2011	255,000	36,491	30,403	131,580	36,127	489,601
Michael L. Ehrman, Chief Technology Officer	2013	267,000	33,266	68,750	—	34,348	403,364
	2012	250,000	35,041	62,500	106,875	37,562	491,978
	2011	240,000	30,412	25,335	103,200	32,527	431,474
Brett Kilpatrick, Executive Vice President of Worldwide Sales(6)	2013	250,000	33,266	68,750	—	—	352,016
	2012	250,000	35,041	62,500	113,891	—	461,432
	2011	243,750	—	—	95,368	—	339,118

(1)	Restricted stock, performance shares and option awards include the aggregate grant date fair value of such awards granted in the fiscal year indicated computed in accordance with ASC 718. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 2(R) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 12 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(2)	The value of the performance share awards granted in 2012 to each of Jeffrey Jagid, Ned Mavrommatis, Kenneth Ehrman, Michael Ehrman and Brett Kilpatrick, at the date of grant, assuming the highest level of performance conditions will be achieved, are $63,000, $37,798, $37,798, $31,500 and $31,500, respectively.
(3)	The dollar amount shown under the heading “Non-Equity Incentive Plan Compensation” for each Named Executive Officer, other than Brett Kilpatrick, represents bonus earned for such fiscal year (although paid in the following fiscal year) pursuant to the Executive Incentive Plan and for Brett Kilpatrick, represents bonus earned under his cash bonus compensation arrangements.
(4)	The dollar amounts shown under the heading “All other compensation” represent the incremental cost of all perquisites and other personal benefits to our named executive officers, for automobile allowance and related expenses and health insurance premiums. The automobile allowance and related expenses for 2013 for each of Jeffrey Jagid, Ned Mavrommatis, Kenneth Ehrman and Michael Ehrman were $31,640, $22,497, $34,910 and $23,272, respectively; and the health insurance premiums for 2013 for each of Jeffrey Jagid, Ned Mavrommatis, Kenneth Ehrman and Michael Ehrman were $11,760. The automobile allowance and related expenses for 2012 for each of Jeffrey Jagid, Ned Mavrommatis, Kenneth Ehrman and Michael Ehrman were $33,000, $24,000, $24,000 and $20,400, respectively; and the health insurance premiums for 2012 for each of Jeffrey Jagid, Ned Mavrommatis, Kenneth Ehrman and Michael Ehrman were $15,835. The automobile allowance and related expenses for 2011 for each of Jeffrey Jagid, Ned Mavrommatis, Kenneth Ehrman and Michael Ehrman were $26,981, $18,501, $28,803 and $19,162, respectively; and the health insurance premiums for 2011 for each of Jeffrey Jagid, Ned Mavrommatis, Kenneth Ehrman and Michael Ehrman were $12,127.

(5)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company.
(6)	Brett Kilpatrick has served as our Executive Vice President of Worldwide Sales since March 30, 2012. Mr. Kilpatrick’s base salary was increased from $225,000 to $250,000 on April 15, 2011. On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

Grants of Plan-Based Awards

The following table provides certain information with respect to restricted stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2013.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey M. Jagid(5)	3/19/2013	260,000	260,000	520,000	—	—	—	—	—	—	—
	4/04/2013	37,812	75,625	113,438	—	—	—	—	—	—	—
	4/04/2013	—	—	—	—	—	—	11,651	—	—	66,527
	4/04/2013	—	—	—	—	—	—	—	68,069	5.71	137,500
Ned Mavrommatis	3/19/2013	160,000	160,200	320,400	—	—	—	—	—	—	—
	4/04/2013	22,688	45,375	68,063	—	—	—	—	—	—	—
	4/04/2013	—	—	—	—	—	—	6,991	—	—	39,919
	4/04/2013	—	—	—	—	—	—	—	40,842	5.71	82,500
Kenneth S. Ehrman(5)	3/19/2013	160,000	160,200	320,400	—	—	—	—	—	—	—
	4/04/2013	22,688	45,375	68,063	—	—	—	—	—	—	—
	4/04/2013	—	—	—	—	—	—	6,991	—	—	39,919
	4/04/2013	—	—	—	—	—	—	—	40,842	5.71	82,500
Michael L. Ehrman	3/19/2013	133,500	133,500	267,000	—	—	—	—	—	—	—
	4/04/2013	18,906	37,813	56,720	—	—	—	—	—	—	—
	4/04/2013	—	—	—	—	—	—	5,826	—	—	33,266
	4/04/2013	—	—	—	—	—	—	—	34,035	5.71	68,750
Brett Kilpatrick(6)	3/19/2013	25,000	200,000	400,000	—	—	—	—	—	—	—
	4/04/2013	18,906	37,813	56,720	—	—	—	—	—	—	—
	4/04/2013	—	—	—	—	—	—	5,826	—	—	33,266
	4/04/2013	—	—	—	—	—	—	—	34,035	5.71	68,750

(1)	The information under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relates to cash bonuses for the fiscal year ended December 31, 2013 payable to our named executive officers based on the achievement of annual revenue goals and “operating profit” (which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock based compensation) goals for 2013 pursuant to our Executive Incentive Plan. With respect to each Named Executive Officer, the threshold, target and maximum numbers on the second line represent performance cash awards payable on the achievement of stock price targets over a three-year period pursuant to our 2013 LTIP.
(2)	Represents restricted shares issued under the Company’s 2007 Equity Compensation Plan in conjunction with our 2013 LTIP. One hundred percent (100%) of the restricted shares vest on the third anniversary date of the date of grant provided that the awardee is an employee of our company on such anniversary.
(3)	The information under “All Other Option Awards: Number of Securities Underlying Options” relates to options to purchase shares of our common stock issued under the 2007 Equity Compensation Plan in conjunction with our 2013 LTIP. These option awards vest over a four-year period, such that twenty percent (25%) of the award vests on each anniversary of the grant date, provided that the holder is employed by the Company on such date.

(4)	Calculated based on $5.71 per share, the closing price of our common stock, as reported on the NASDAQ Global Market on April 4, 2013.
(5)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company.
(6)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

Stock Option Exercises and Vesting of Restricted Stock Awards

The following table provides certain information with respect to options that were exercised and shares of restricted stock that vested for each of our Named Executive Officers during the fiscal year ended December 31, 2013.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey M. Jagid(2)	—	—	39,474	$207,238
Ned Mavrommatis	—	—	21,930	$115,132
Kenneth S. Ehrman(2)	—	—	21,930	$115,132
Michael L. Ehrman	—	—	21,930	$115,132
Brett Kilpatrick(3)	—	—	6,250	$38,625

(1)	Represents the aggregate dollar value of the shares on the vesting date.
(2)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company.
(3)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

There were no stock option exercises by any of our Named Executive Officers during the fiscal year ended December 31, 2013.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning outstanding equity awards held by each of our Named Executive Officers at December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jeffrey M. Jagid(7)	80,000	—	6.65	2/6/2014	(4)	13,367	77,395	5,312	30,756
	60,000	—	11.35	3/3/2015	(4)	10,624	61,513	—	—
	20,000	—	7.41	2/27/2018	(4)	11,651	67,459	—	—
	54,878	—	3.54	6/29/2019	(5)	—	—	—	—
	80,357	—	2.84	2/5/2020	(5)	—	—	—	—
	—	28,435	4.55	3/30/2021	(5)	—	—	—	—
	—	67,568	5.93	3/29/2022	(5)	—	—	—	—
	—	68,069	5.71	4/4/2023	(6)	—	—	—	—
Ned Mavrommatis	55,000	—	6.65	2/6/2014	(4)	8,020	46,436	3,187	18,453
	49,000	—	11.35	3/3/2015	(4)	6,374	36,905	—	—
	16,000	—	7.41	2/27/2018	(4)	6,991	40,478	—	—
	30,488	—	3.54	6/29/2019	(5)	—	—	—	—
	44,643	—	2.84	2/5/2020	(5)	—	—	—	—
	—	17,061	4.55	3/30/2021	(5)	—	—	—	—
	—	40,541	5.93	3/29/2022	(5)	—	—	—	—
	—	40,842	5.71	4/4/2023	(6)	—	—	—	—
Kenneth S. Ehrman(7)	70,000	—	6.65	2/6/2014	(4)	8,020	46,436	3,187	18,453
	51,000	—	11.35	3/3/2015	(4)	6,374	36,905	—	—
	16,000	—	7.41	2/27/2018	(4)	6,991	40,478	—	—
	30,488	—	3.54	6/29/2019	(5)	—	—	—	—
	44,643	—	2.84	2/5/2020	(5)	—	—	—	—
	—	17,061	4.55	3/30/2021	(5)	—	—	—	—
	—	40,541	5.93	3/29/2022	(5)	—	—	—	—
	—	40,842	5.71	4/4/2023	(6)	—	—	—	—
Michael L. Ehrman	55,000	—	6.65	2/6/2014	(4)	6,684	38,700	2,656	15,378
	57,000	—	11.35	3/3/2015	(4)	5,312	30,759	—	—
	16,000	—	7.41	2/27/2018	(4)	5,826	33,732	—	—
	30,488	—	3.54	6/29/2019	(5)	—	—	—	—
	44,643	—	2.84	2/5/2020	(5)	—	—	—	—
	—	14,217	4.55	3/30/2021	(5)	—	—	—	—
	—	33,784	5.93	3/29/2022	(5)	—	—	—	—
	—	34,035	5.71	4/4/2023	(6)	—	—	—	—
Brett Kilpatrick(8)	26,250	8,750	1.97	10/1/2020	(6)	6,250	36,187	25,000	144,750
	—	33,784	5.93	3/29/2022	(5)	5,312	30,759	2,656	15,378
	—	34,035	5.71	4/4/2023	(6)	5,826	33,732	—	—

(1)	These amounts under “Number of Shares or Units of Stock That Have Not Vested” represent the number of restricted shares issued under the Company’s 2007 Equity Compensation Plan in conjunction with our LTIP. One hundred percent (100%) of the restricted shares vest on the third annual anniversary date of the date of grant, provided that the awardee is an employee of the Company on such anniversary.

(2)	The amounts under “Market Value of Shares or Units of Stock That Have Not Vested” and “Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested” are calculated based on $5.79 per share, the closing price per share of our common stock, as reported on the NASDAQ Global Market, on December 31, 2013.
(3)	The information under “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” relates to performance shares issued under the Company’s 2007 Equity Compensation Plan. The amount with respect to each Named Executive Officer represents the “threshold” numbers of shares of our common stock payable under restricted stock units based upon the achievement of stock price targets. For additional information, see the section entitled “Executive Compensation — Compensation Discussion and Analysis.”
(4)	These option awards vest over a five-year period, such that twenty percent (20%) of the award vests on each anniversary of the grant date, provided that the holder is employed by the Company on such date.
(5)	One hundred percent (100%) of these option awards vest on the third anniversary of the grant date, provided that the holder is employed by the Company on such date.
(6)	These option awards vest over a four-year period, such that twenty percent (25%) of the award vests on each anniversary of the grant date, provided that the holder is employed by the Company on such date.
(7)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company.
(8)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Severance Arrangements

As described above under the caption “Severance Arrangements,” the Company has entered into severance agreements with certain of its Named Executive Officers. These severance agreements provide for severance payments or other compensation upon the termination of the Named Executive Officer’s employment or a change in control with respect to the Company.

Potential Payments Upon Termination or Change in Control under Equity Compensation Plans

Our 1999 Stock Option Plan provides that all outstanding stock options, including stock options held by our executive officers, will become immediately exercisable, and the restrictions with respect to outstanding restricted shares will lapse, upon the occurrence of a “change in control event.” For this purpose, a “change in control event” will be deemed to occur if any of the following events occur: (i) the consummation of any merger of our Company with any other company unless the combined voting power of our voting securities outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of our Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of any sale or other disposition of all or substantially all of our assets; (iii) approval by our stockholders of a plan of liquidation of our Company; (iv) any action pursuant to which any person or group (as defined in Sections 3(a)(9) and 13(d) of the Exchange Act) will become the beneficial owner of 20% or more of our outstanding voting securities; or (v) the individuals who were members of our Board on May 14, 1999 (the date on which our 1999 Stock Option Plan was initially adopted by the Board), including any individuals who became or become directors after that date and whose election or nomination for election was approved by at least two-thirds of the directors of our Board, cease to constitute a majority of the members of our Board.

Our 2007 Equity Compensation Plan provides that, in the event of a consolidation or merger in which, after completion of any such transaction, our prior stockholders own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale or transfer of substantially all of our assets, all outstanding options will become exercisable and all restrictions and/or forfeitures with respect to restricted stock awards and restricted stock units will lapse.

Estimated Payments Upon Termination or Change in Control

The following table shows potential payments to the Company’s Named Executive Officers under existing severance agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following table assumes a December 31, 2013 termination or change in control date, and uses the closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2013 ($5.79). The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers. These actual amounts would only be known at the time the Named Executive Officers become eligible for payment and would only be payable upon the termination of employment or change in control.

Name	Benefit	Non Change-in-Control Termination (Without Cause or for Good Reason) ($)		Change-in-Control Termination (Without Cause or for Good Reason) ($)		Change-in-Control Only ($)
Jeffrey M. Jagid(1)	Severance Pay	487,500		487,500		—
	Exercise of Vested Stock Options Upon Termination	33,229	(2)	40,705	(3)	40,705	(3)
	Realization of Restricted Stock Awards Upon Termination	121,819		206,367		206,367
	Realization of Performance Share Awards Upon Termination	—	(4)	—	(5)	—	(5)
	Benefit Continuation	35,257		35,257		—
Ned Mavrommatis	Severance Pay	267,000		267,000		—
	Exercise of Vested Stock Options Upon Termination	19,937	(2)	24,423	(3)	24,423	(3)
	Realization of Restricted Stock Awards Upon Termination	73,089		123,819		123,819
	Realization of Performance Share Awards Upon Termination	—	(4)	—	(5)	—	(5)
	Benefit Continuation	23,505		23,505		—
Kenneth S. Ehrman(1)	Severance Pay	333,750		333,750		—
	Exercise of Vested Stock Options Upon Termination	19,937	(2)	24,423	(3)	24,423	(3)
	Realization of Restricted Stock Awards Upon Termination	73,089		123,819		123,819
	Realization of Performance Share Awards Upon Termination	—	(4)	—	(5)	—	(5)
	Benefit Continuation	29,381		29,381		—
Michael L. Ehrman	Severance Pay	250,000		250,000		—
	Exercise of Vested Stock Options Upon Termination	16,614	(2)	20,352	(3)	20,352	(3)
	Realization of Restricted Stock Awards Upon Termination	60,913		103,189		103,189
	Realization of Performance Share Awards Upon Termination	—	(4)	—	(5)	—	(5)
	Benefit Continuation	23,505		23,505		—
Brett Kilpatrick(6)	Severance Pay	—		—		—
	Exercise of Vested Stock Options Upon Termination	6,025		36,148	(3)	36,148	(3)
	Realization of Restricted Stock Awards Upon Termination	31,469		100,677		100,677
	Realization of Performance Share Awards Upon Termination	—		—		—
	Benefit Continuation	—		—		—

(1)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company.
(2)	Pursuant to the option award agreements entered into between the Company and each Named Executive Officer, options that have vested as of the date of termination of employment generally are exercisable for a period of 90 days following the date of termination (or 365 days, in the case of termination of employment resulting from death or disability). Moreover, the terms of the severance agreements entered into between the Company and each of the Named Executive Officers generally provide for accelerated vesting of a portion of the unvested options held by the individual in the event of termination of his employment for either of the following reasons (each, a “Trigger Event”): (i) the termination of the executive’s employment by the Company without “cause” (as defined in the severance agreements), or

(ii) the executive’s resignation for “good reason” within six months following a “change in control event” (as each such term is defined in the severance agreements). Thus, the amounts reported in the table assume the exercise of any such stock options held by the Named Executive Officers at December 31, 2013 that were in-the-money as of such date.
(3)	Our equity compensation plans provide that all outstanding options will become exercisable upon a change in control (as defined in the applicable plan). Thus, the amounts reported in the table assume the exercise of any such stock options held by the Named Executive Officers at December 31, 2013 that were in-the-money as of such date.
(4)	Pursuant to the severance agreements entered into between the Company and each of our Named Executive Officers, upon the occurrence of a Trigger Event, performance shares granted under restricted stock unit award agreements entered into by the Company and such executive will be awarded in an amount and to the extent of the sum of any “interim shares” that may have been earned but not issued upon the achievement of certain performance targets as of the end of any fiscal year within the three-year performance period. However, as these performance targets had not been met as of December 31, 2013, no portion of the performance shares would be issuable to any of the executives as of such date.
(5)	Under the LTIP and related restricted stock unit award agreements entered into between the Company and each Named Executive Officer, upon the occurrence of a change in control (as defined in the Company’s 2007 Equity Compensation Plan), performance shares granted under restricted stock unit award agreements entered into by the Company and each Named Executive Officer will be awarded in an amount and to the extent of the sum of any “interim shares” that may have been earned but not issued upon the achievement of certain performance targets as of the end of any fiscal year within the three-year performance period. However, as these performance targets had not been met as of December 31, 2013, no portion of the performance shares would be issuable to any of the Named Executive Officers as of such date.
(6)	Information with respect to Brett Kilpatrick does not reflect the terms of the severance agreement entered into between the Company and Brett Kilpatrick on March 27, 2014. On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Harold D. Copperman, Robert J. Farrell and Michael P. Monaco. During the fiscal year ended December 31, 2013, Messrs. Copperman and Monaco served as members of the Compensation Committee, Lawrence S. Burstein served as a member of the Compensation Committee until June 20, 2013, and Robert J. Farrell served as a member of the Compensation Committee, commencing on June 20, 2013. No member of the Compensation Committee is or has been an executive officer of our Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2013.

Risk Considerations

We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on us or our results of operations or financial condition.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock as of May 19, 2014, by:

•	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;
•	each of our executive officers named in the “Summary Compensation Table” in this Proxy Statement (these executive officers are sometimes referred to herein as the “Named Executive Officers”);
•	each of our current directors;
•	each of the nominees for election as a director at the Annual Meeting; and
•	all of our directors and executive officers as a group.

To our knowledge, except as set forth in the footnotes to the table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of May 19, 2014, through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of May 19, 2014 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group). As used in this Proxy Statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The number and percentage of shares beneficially owned is computed on the basis of 12,287,483 shares of our common stock outstanding as of May 19, 2014. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act.

The address for those persons for which an address is not otherwise provided is c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding(1)
5% Stockholders:
Avis Budget Group, Inc. 6 Sylvan Way Parsippany, New Jersey 07054	1,600,000	(2)	13.02%
Diker Management, LLC 730 Fifth Avenue 15th Floor New York, New York 10019	904,736	(3)	7.36%

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding(1)
Rima Senvest Management, LLC 110 East 55th Street Suite 1600 New York, New York 10022	1,103,734	(4)	8.98%
Directors and Executive Officers:
Jeffrey M. Jagid(5)	793,206	(6)	6.26%
Ned Mavrommatis	249,402	(7)	2.00%
Kenneth S. Ehrman(15)	722,991	(8)	5.80%
Michael L. Ehrman	422,116	(9)	3.39%
Brett Kilpatrick(16)	81,440	(10)	*
Lawrence S. Burstein	198,167	(11)	1.59%
Harold D. Copperman	175,683	(12)	1.42%
Michael P. Monaco	195,788	(13)	1.57%
Robert J. Farrell	19,724	(14)	*
Director Nominees Who Are Not Executive Officers
Kenneth Brakebill	0		0.00%
Michael Brodsky	0		0.00%
Ron Konezny	0		0.00%
Tony Trousset	0		0.00%
All directors and executive officers as a group (eight individuals)	2,065,311	(17)	15.63%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)	Ownership percentages are based on 12,287,483 shares of common stock of the Company outstanding as of May 19, 2014.
(2)	On August 25, 2011, Avis Budget Group, Inc., a Delaware corporation (“Avis”), filed with the SEC a Schedule 13G with respect to the beneficial ownership of an aggregate of 1,600,000 shares of the Company’s common stock, with sole voting and dispositive power over these 1,600,000 shares. These shares are comprised of: (i) 1,000,000 shares of common stock and (ii) up to 600,000 shares of common stock underlying a common stock warrant (the “Warrant”) issued to Avis pursuant to the terms of Purchase Agreement, dated as of August 22, 2011, by and between the Company and Avis. The Warrant is exercisable (x) immediately with respect to 100,000 shares of common stock, and (y) with respect to the remaining 500,000 shares of common stock, at any time on or after the date (if any) on which Avis Budget Car Rental, LLC, a subsidiary of Avis, executes and delivers to the Company a particular statement of work agreed upon by the parties.
(3)	On February 13, 2014, Diker GP, LLC, a Delaware limited liability company, Diker Management, LLC, a Delaware limited liability company, Charles M. Diker, a U.S. citizen, and Mark N. Diker, a U.S. citizen, filed with the SEC Amendment No. 6 to its Schedule 13G with respect to the beneficial ownership of an aggregate of 904,736 shares of the Company’s common stock, with shared voting and dispositive power over these 904,736 shares.
(4)	On February 14, 2014, Rima Senvest Management, LLC, a Delaware limited liability company, Richard Mashaal, a Canadian citizen, and Senvest Master Fund, L.P., a Cayman Islands limited partnership, filed with the SEC Amendment No. 1 to its Schedule 13G with respect to the beneficial ownership of an aggregate of 1,103,734 shares of the Company’s common stock, with sole voting and dispositive power over these 1,103,734 shares.
(5)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company.
(6)	This number includes 379,307 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014.

(7)	This number includes (i) 167,402 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014; (ii) 15,000 restricted shares of common stock, 50% of which vest on each March 27, 2015 and March 27, 2016 provided that Mr. Mavrommatis is employed by the Company on each such date; provided, further, that 100% of such shares will vest if Mr. Mavrommatis is terminated other than for cause within the nine-month period immediately following the date of the appointment of a new Chief Executive Officer of the Company; (iii) 6,374 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Mavrommatis is employed by the Company on such date; and (iv) 6,991 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Mavrommatis is employed by the Company on such date.
(8)	This number includes (i) 169,402 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014; (ii) 25,000 restricted shares of common stock, 50% of which vest on each March 27, 2015 and March 27, 2016 provided that Mr. Ehrman is employed by the Company on each such date; provided, further, that 100% of such shares will vest if Mr. Ehrman is terminated other than for cause within the nine-month period immediately following the date of the appointment of a new Chief Executive Officer of the Company; (iii) 6,374 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Ehrman is employed by the Company on such date; (iv) 6,991 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Ehrman is employed by the Company on such date; (v) 49,000 shares of our common stock held by Mr. Ehrman’s wife’s IRA account; and (vi) 16,500 shares of our common stock held by Mr. Ehrman’s 401(k) account.
(9)	This number includes (i) 170,856 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014; (ii) 15,000 restricted shares of common stock, 50% of which vest on each March 27, 2015 and March 27, 2016 provided that Mr. Ehrman is employed by the Company on each such date; provided, further, that 100% of such shares will vest if Mr. Ehrman is terminated other than for cause within the nine-month period immediately following the date of the appointment of a new Chief Executive Officer of the Company; (iii) 5,312 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Ehrman is employed by the Company on such date; and (iv) 5,826 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Ehrman is employed by the Company on such date.
(10)	This number includes (i) 34,758 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014; (ii) 15,000 restricted shares of common stock, 50% of which vest on each March 27, 2015 and March 27, 2016 provided that Mr. Kilpatrick is employed by the Company on each such date; provided, further, that 100% of such shares will vest if Mr. Kilpatrick is terminated other than for cause within the nine-month period immediately following the date of the appointment of a new Chief Executive Officer of the Company; (iii) 6,250 restricted shares of common stock which vest on October 1, 2014, provided that Mr. Kilpatrick is employed by the Company on such date; (iv) 5,312 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Kilpatrick is employed by the Company on such date; and (v) 5,826 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Kilpatrick is employed by the Company on such date.
(11)	This number includes (i) 145,315 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014; (ii) 1,800 restricted shares of common stock, which vest on June 29, 2014, provided that Mr. Burstein is a director of the Company on such date; (iii) 2,115 restricted shares of common stock which vest on February 5, 2015, provided that Mr. Burstein is a director of the Company on such date; (iv) 2,567 restricted shares of common stock, 50% of which vest on each of March 30, 2015 and March 30, 2016, provided that Mr. Burstein is a director of the Company on the applicable vesting date; and (vi) 13,500 shares of our common stock held by Mr. Burstein’s IRA account.
(12)	This number includes (i) 85,331 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014; (ii) 5,400 restricted shares of common stock which on June 29, 2014, provided that Mr. Copperman is a director of the Company on such date; (iii) 2,115 restricted shares of common stock which vest on February 5, 2015, provided that Mr. Copperman is a director of the Company on such date; and (iv) 2,567 restricted shares of common stock, 50% of which vest on each of March 30, 2015 and March 30, 2016, provided that Mr. Copperman is a director of the Company on the applicable vesting date.

(13)	This number includes (i) 145,322 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014; (ii) 1,800 restricted shares of common stock, which vest on June 29, 2014, provided that Mr. Monaco is a director of the Company on such date; (iii) 2,115 restricted shares of common stock which vest on February 5, 2015, provided that Mr. Monaco is a director of the Company on such date; and (iv) 2,567 restricted shares of common stock, 50% of which vest on each of March 30, 2015 and March 30, 2016, provided that Mr. Monaco is a director of the Company on the applicable vesting date.
(14)	This number includes 11,250 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014.
(15)	Kenneth S. Ehrman also is a nominee for election as a director at the Annual Meeting.
(16)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.
(17)	This number includes an aggregate of 929,636 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 19, 2014.

EQUITY COMPENSATION PLANS

The following table provides certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected under column (a)) (c)
Equity compensation plans approved by security holders(1)	2,790,000	$7.25	660,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,790,000	$7.25	660,000

(1)	These plans consist of the Company’s 1999 Stock Option Plan, 1999 Director Option Plan, 2007 Equity Compensation Plan and 2009 Non-Employee Director Equity Compensation Plan, which were our only equity compensation plans under which awards were outstanding as of December 31, 2013. Each of our 1999 Stock Option Plan and 1999 Director Option Plan expired in 2009, and no additional awards may be granted thereunder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and any amendments to those forms that have been furnished to us, we believe that all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended December 31, 2013, except that Robert J. Farrell filed late with the SEC (i) a Form 3 following his appointment as a director of the Company and (ii) a Form 4 with respect to the Company’s grant to him of restricted shares of common stock and options to purchase common stock in connection with his service as a director.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of EisnerAmper LLP as the independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees and Services of Independent Registered Certified Public Accounting Firm

Audit Fees

The aggregate fees billed by EisnerAmper LLP, our independent registered public accounting firm, for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2013 and 2012, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2013 and 2012, were $168,900 and $154,750, respectively.

Audit-Related Fees

The aggregate fees billed by EisnerAmper LLP for assurance and related services in connection with the audit or review of our financial statements during the fiscal years ended December 31, 2013 and 2012, other than the fees described under the caption “Audit Fees” above, were $8,000 and $0, respectively. The aggregate fees for assurance and related services billed by EisnerAmper LLP during the fiscal year ended December 31, 2013 were attributable to services provided in connection with a registration statement on Form S-3 filed by the Company with the SEC during such fiscal year.

Tax Fees

There were no fees billed by EisnerAmper LLP for professional services rendered for tax compliance, tax advice or tax planning during fiscal years ended December 31, 2013 and 2012.

All Other Fees

The aggregate fees billed by EisnerAmper LLP for products or professional services rendered during the fiscal years ended December 31, 2013 and 2012, other than services described under the captions “Audit Fees” and “Audit-Related Fees” above, were $28,421.56 and $0, respectively. The aggregate fees for products or professional services billed by EisnerAmper LLP during the fiscal year ended December 31, 2013 were for their assistance with the evaluation of a new enterprise resource planning software for our business.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. None of the fees for services described above under the captions “Audit — Related Fees” or “All Other Fees” approved by the Audit Committee were approved pursuant to the exception provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation programs are designed to support the Company’s long-term success. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to provide a total rewards package to our executives that are competitive with our peer companies;
•	to attract and retain key talent;
•	to link pay to performance by providing incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.

We urge stockholders to read the “Compensation Discussion and Analysis” above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative contained herein, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of I.D. Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2014 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 AND APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals to be presented at our annual meeting of stockholders to be held in 2015, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices, 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, addressed to the Corporate Secretary, on or before January 24, 2015. If, however, our 2015 Annual Meeting of Stockholders is changed by more than thirty (30) days from the date of the Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2015 Annual Meeting of Stockholders. Such stockholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2015, if we are not provided notice of a stockholder proposal prior to April 11, 2015, we will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Ned Mavrommatis

Ned Mavrommatis
Corporate Secretary

Dated: May 28, 2014

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, AS AMENDED (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

2014 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

June 20, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2013, as amended, are available at the following website:
http://www.astproxyportal.com/ast/10255/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20503030000000000000 7   062014

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2015 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Brakebill
- ○ Michael Brodsky
- ○ Kenneth Ehrman
- ○ Ron Konezny
- ○ Tony Trousset

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2014 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

June 20, 2014

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2013, as amended, are available at the following website:
http://www.astproxyportal.com/ast/10255/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20503030000000000000 7 062014

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2015 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
○ Kenneth Brakebill
○ Michael Brodsky
○ Kenneth Ehrman
○ Ron Konezny
○ Tony Trousset

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

I.D. SYSTEMS, INC.

123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2014, AT 11:00 A.M. (EASTERN TIME),
AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the election of all the nominees listed in Proposal No. 1, and "FOR" Proposal Nos. 2 and 3, as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Kenneth S. Ehrman and Ned Mavrommatis, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of I.D. Systems, Inc. which the undersigned may be entitled to vote at the 2014 Annual Meeting of Stockholders of the Company to be held at the offices of Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, New York, New York 10020, on Friday, June 20, 2014, at 11:00 a.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side)

14475